FIRST AMENDMENT


         FIRST AMENDMENT (this "First Amendment") dated as of March 28, 1994 by and among National Westminster Bank Plc ("Natwest"), Natwest Holdings Inc. (the "Company") and Citizens First Bancorp, Inc. ("Citizens").


                           W I T N E S S E T H :

         WHEREAS, Natwest, the Company and Citizens have entered into an Agreement and Plan of Merger dated as of March 21, 1994 (the "Agreement"); and

         WHEREAS, Natwest, the Company and Citizens wish to amend the Agreement as herein provided.


         NOW, THEREFORE, it is agreed:


         1. The first paragraph of Section 2.03(a) is hereby amended by deleting from the twenty-first line thereof the word "either" and deleting from the twenty-second line thereof the words "or the Per Share Cash Consideration" and inserting instead the words ", the Per Share Cash Consideration or a combination thereof".

         2. The second paragraph of Section 2.03(a) is hereby amended by deleting in the fourth and sixth lines thereof the words "all shares" and inserting instead the words "each share".

         3. This First Amendment is limited as specified and shall not constitute a modification or waiver of any of the provisions of the Agreement which shall continue in full force and effect except as provided herein.

         4. This First Amendment shall become effective on the date when NatWest, the Company and Citizens shall have executed a counterpart hereof.
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         5.  This First Amendment may be executed in any number of
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

         6. From and after the date that this First Amendment shall become effective, all references to the Agreement shall be deemed to be references to the Agreement as amended hereby.

         7. This First Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws rules thereof except to the extent the matters provided for herein are required to be governed by the laws of England.


         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered as of the date first above written.


NATIONAL WESTMINSTER BANK PLC



By_____________________________
  Name:
  Title:


NATWEST HOLDINGS INC.



By_____________________________
  Name:
  Title:


CITIZENS FIRST BANCORP, INC.



By_____________________________
  Name:
  Title:
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